UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025

Enlightify Inc.

(Exact name of Registrant as specified in charter)

Nevada	001-34260	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ENFY	NYSE

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This amendment to the Current Report on Form 8-K originally filed on April 10, 2025 (the “Original Filing”), is being filed solely to correct and clarify the terms of Mr. Tianping Cai’s appointment to the Board of Directors of Enlightify Inc. (the “Company”) and to include his biographical background and confirm his independent status under NYSE and SEC rules.

Effective April 10, 2025, the Board, upon the recommendation of its Nominating Committee, appointed Mr. Tianping Cai to serve on the Board of Directors of the Company. Mr. Cai was appointed as Chairman of the Audit Committee, and will also serve as a member the Nominating Committee and Compensation Committee of the Company’s Board.

Biographical information of Mr. Cai is as follows:

Mr. Cai currently serves as the Financial Director of Hong Kong Haoming International Group Limited, a company in the medical device industry based in Hong Kong, since 2024. From 2019 to 2023, he served as Director of Risk Management & Control at Sanya East Coast Real Estate Development Co., Ltd., a real estate development firm. Prior to that, from 2015 to 2019, he was employed as Internal Auditor at the same company. From 2013 to 2016, Mr. Cai also held the role of Financial Accountant at Sanya Huali Real Estate Development Co., Ltd., another real estate company. Based on his extensive financial and audit-related experience, the Board believes that Mr. Cai qualifies as an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K.

The Board has also determined that Mr. Cai meets the independence standards adopted by the Board in compliance with the New York Stock Exchange corporate governance listing standards and Item 407(a) of Regulation S-K.

Mr. Cai has (i) no arrangements or understandings with any other person pursuant to which he was appointed as a director, and (ii) no family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

Mr. Cai has (i) no direct or indirect material interest in any transaction or series of similar transactions contemplated by Item 404(a) of Regulation S-K and, (ii) as of the date of this Current Report on Form 8-K, Mr. Cai holds no direct or indirect beneficial ownership of the Company’s stock or rights to acquire the Company’s stock.

On June 5, 2025, the Company and Mr. Cai entered into an Independent Director Agreement (“Agreement”), which governs his services as a non-employee director and provides for annual director fees in the amount of $26,000. This Agreement supersedes the previously filed Employment Agreement dated April 10, 2025. The effective date of Mr. Cai’s appointment to the Board remains April 10, 2025.

A copy of the Independent Director Agreement between the Company and Mr. Cai is attached as Exhibit 10.1 to this Current Report on Form 8-K/A.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Independent Director Agreement between Enlightify Inc. and Tianping Cai
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 5, 2025	ENLIGHTIFY INC.
(Registrant)

	By:	/s/ Zhuoyu Li
Zhuoyu Li
Chairman of the Board of Directors, Chief Executive Officer, and President

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